EXHIBIT 10.1

SEVENTH AMENDMENT
TO FINANCING AGREEMENT

SEVENTH AMENDMENT, dated as of February 13, 2020 (this "Amendment"), to the Financing Agreement, dated as of August 14, 2015, as amended, restated, supplemented or otherwise modified from time to time (as so amended, the "Financing Agreement"), by and among ALJ Regional Holdings, Inc., a Delaware corporation (the "Parent"), Faneuil, Inc., a Delaware corporation ("Faneuil"), Floors-N-More, LLC, a Nevada limited liability company ("FNM"), Phoenix Color Corp., a Delaware corporation ("PCC", and together with the Parent, Faneuil, FNM and each other Person that executes a joinder agreement and becomes a "Borrower" thereunder, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a "Guarantor" thereunder or otherwise guaranties all or any part of the Obligations (as hereinafter defined), each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), Cerberus Business Finance, LLC, a Delaware limited liability company ("CBF"), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent"), and PNC Bank, National Association ("PNC"), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

WHEREAS, the Borrowers, the Guarantors, the Agents and the Lenders wish to amend certain terms and provisions of the Financing Agreement as hereafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.   Definitions.  All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2.   Amendments.

(a)   Recitals. The first sentence of the Recitals of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“The Borrowers have asked the Lenders to extend credit to the Borrowers consisting of (a) a term loan in the aggregate original principal amount of $127,500,000 and (b) a revolving credit facility in an aggregate principal amount not to exceed (x) 25,000,000 at any time outstanding during the Regular Period (as defined herein), (y) $32,500,000 at any time outstanding during the Seasonal Increase Period (as defined herein) and (z) $30,000,000 at any time outstanding during the Seasonal Increase Stepdown Period (as defined herein), which will, in each case, include a subfacility for the issuance of letters of credit in an aggregate amount not to exceed $15,000,000.”

(b)   New Definitions.  Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

""Seasonal Increase Stepdown Period" means the period commencing on March 16, 2020 and ending on March 31, 2020.”

""Seventh Amendment" means the Seventh Amendment to Financing Agreement, dated as of February 13, 2020, among the Borrowers, the Guarantors and the Agents."

""Seventh Amendment Effective Date" has the meaning specified therefor in Section 4 of the Seventh Amendment."

(c)   Existing Definitions.  Section 1.01 of the Financing Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

""Individual Advance Amount" means with respect to (a) Faneuil, $25,000,000, (b) FNM, $25,000,000, (c) PCC, $25,000,000, and (d) the Parent, $0; provided, that, after the Fifth Amendment Effective Date and during the Seasonal Increase Period, with respect to (a) Faneuil, $32,500,000, (b) FNM, $32,500,000, (c) PCC, $32,500,000, and (d) the Parent, $0; provided, further, that after the Seventh Amendment Effective Date and during the Seasonal Increase Stepdown Period, with respect to (a) Faneuil, $30,000,000, (b) FNM, $30,000,000, (c) PCC, $30,000,000, and (d) the Parent, $0.

""Regular Period" means (a) prior to the Seventh Amendment Effective Date, the Regular Period as defined in the Fifth Amendment and (b) from and after the Seventh Amendment Effective Date, (i) the period commencing on April 1, 2020 and ending on July 31, 2020 and (ii) thereafter the fifteenth (15th) day of February of each fiscal year and ending on the thirty-first (31st) day of July of such fiscal year."

""Seasonal Increase Period" means (a) prior to the Seventh Amendment Effective Date, the Seasonal Increase Period as defined in the Fifth Amendment and (b) from and after the Seventh Amendment Effective Date, (i) the period commencing on the Seventh Amendment Effective Date and ending on March 15, 2020 and (b) thereafter the first (1st) day of August of each fiscal year and ending on the fourteenth (14th) day of February of the following fiscal year."

""Total Revolving Credit Commitment" means the sum of the amounts of the Lenders' Revolving Credit Commitments, which amount is as of the Seventh Amendment Effective Date (i) $25,000,000 during the Regular Period, (ii) $32,500,000 during the Seasonal Increase Period and (iii) $30,000,000 during the Seasonal Increase Stepdown Period."

(d)   Schedules to Financing Agreement. Schedule 1.01(A) to the Financing Agreement is hereby amended and restated and replaced in its entirety with the Schedule attached as Annex I hereto.

3.   Representations and Warranties.  Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a)   Organization, Good Standing, Etc.  Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization or formation, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

(b)   Authorization, Etc.  The execution and delivery by each Loan Party of this Amendment, and the performance by each Loan Party of this Amendment and the Financing Agreement, as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of such Loan Party's Governing Documents, (B) any applicable material Requirement of Law or (C) any material Contractual Obligation binding on or otherwise affecting such Loan Party or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable such Loan Party operations or any of its properties, except, in the case of clause (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(c)   Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution and delivery of this Amendment by any Loan Party, and the performance by any Loan Party of this Amendment and the Financing Agreement, as amended hereby.

(d)   Enforceability of Amendment.  This Amendment is, and each other Loan Document to which any Loan Party is or will be a party is (or, if applicable, when delivered pursuant hereto, and as amended hereby, will be) a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

4.   Conditions to Effectiveness.  This Amendment shall become effective only upon satisfaction in full (or waiver by the Agents), in a manner satisfactory to the Agents, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Seventh Amendment Effective Date"):

(a)   The Agents shall have received this Amendment, duly executed by the Loan Parties, each Agent and each Lender.

(b)   The representations and warranties contained in this Amendment, in the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Seventh Amendment Effective Date as though made on and as of the Seventh Amendment Effective Date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respect on and as of such earlier date (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification)).

(c)   No Default or Event of Default shall have occurred and be continuing on the Seventh Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(d)   The Collateral Agent shall have determined, in its reasonable discretion, that no event or development shall have occurred since September 30, 2019 which could reasonably be expected to have a Material Adverse Effect.

(e)   The Borrowers shall have paid on or before the Seventh Amendment Effective Date all fees, costs, expenses and taxes then payable pursuant to Section 2.06 of the Financing Agreement and Section 12.04 of the Financing Agreement.

(f)   The Administrative Agent shall have received an amendment fee equal to $75,000, which the Borrowers acknowledge was fully earned and payable upon execution of this Amendment.

5.   Continued Effectiveness of the Financing Agreement and Other Loan Documents.  Each Loan Party hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Seventh Amendment Effective Date all references in any such Loan Document to "the Financing Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Secured Parties, or to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in or Lien on, any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects.  This Agreement does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties' obligations to repay the Loans in accordance with the terms of Financing Agreement, or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect.  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents, any Issuing Lender or any Lender under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.  The amendment of the Financing Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection with this Amendment do not constitute a novation of the Financing Agreement and the other Loan Documents as in effect prior to the Seventh Amendment Effective Date.

6.   Release.  Each Loan Party hereby acknowledges and agrees that:  (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to such Loan Party and its Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing and the Lenders wish (and each Loan Party agrees) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents' and the Lenders' rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents.  Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Seventh Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral on or prior to the Seventh Amendment Effective Date.

7.   Miscellaneous.

(a)   This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)   Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)   This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

(d)   Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement.  Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e)   Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)   The Borrowers will pay on demand all reasonable and documented out-of-pocket fees, costs and expenses of the Agents and the Lenders in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Financing Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to the Agents and the Lenders.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

ALJ REGIONAL HOLDINGS, INC.
By:	/s/ Jess Ravich
Name: Jess Ravich
Title: Chief Executive Officer

FANEUIL, INC.

By:/s/ Anna Van BurenName: Anna Van BurenTitle: President and CEO

FLOORS-N-MORE, LLC

By:/s/ Steve ChesinName: Steve ChesinTitle: Chief Executive Officer

PHOENIX COLOR CORP.

By:/s/ Marc ReischName: Marc ReischTitle: Chairman

GUARANTORS:
FANEUIL TOLL OPERATIONS LLC

By:	/s/ Anna Van Buren
Name: Anna Van Buren
Title: President and CEO

PHOENIX (MD.) REALTY, LLC

By:	/s/Marc Reisch
Name: Marc Reisch
Title: Chairman

REALTIME DIGITAL INNOVATIONS, INC.

By:	/s/ Anna Van Buren
Name: Anna Van Buren
Title: President and CEO

COLLATERAL AGENT: CERBERUS BUSINESS FINANCE, LLC

By:	/s/ Joseph Naccarato
Name: Joseph Naccarato
Title: Chief Operating Officer and
Chief Credit Officer

ADMINISTRATIVE AGENT:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Jacqualine MacKenzie
Name: Jacqualine MacKenzie
Title: SVP

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